EXHIBIT 10.1

SECOND AMENDMENT

TO THE RESELLER AGREEMENT BETWEEN

SCHOOLPOP, INC. AND

AMERICAN EXPRESS INCENTIVE SERVICES, L.LC.

April 5, 2005

This second amendment (the “Amendment”) by and between SCHOOLPOP, INC. and AMERICAN EXPRESS INCENTIVE SERVICES, L.L.C. (“AEIS”), is entered into as of this first day of April 2005.

WHEREAS, the parties have previously entered into a Reseller Agreement (the “Agreement”) effective August 1, 2004 and a First Amendment to the Agreement effective October 11, 2004; and

WHEREAS, the parties wish to amend the Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

The Agreement is hereby amended to change the following provisions:

Section 1, Purpose, is hereby amended by adding the following subsection:

“c.

Schoolpop may resell the Persona Select Card as a standalone product to its Clients.”

Section 2.a — Exclusivity, is hereby replaced with the following:

“Schoolpop shall continue to have the exclusive right to resell Cards in the NPO Marketplace. During January 2006, the parties shall discuss the existing relationship as defined herein, as well as assess whether the partnership is meeting the objectives of both parties. At such time the parties will use best efforts to mutually agree upon Persona Select annual volume targets for the 2006, 2007 and 2008 Contract Years, upon which future exclusivity rights will be based.”

Section 2.b — Exclusivity, is hereby replaced with the following:

“It is agreed and understood by the parties that in exchange for the exclusivity rights as detailed in 2.a, Schoolpop shall pay AEIS a marketing rights fee (“Marketing Rights Fee”), of $125,000, which will be paid in nine (9) monthly installments with the first installment in the amount of $25,000 being due by April 30, 2005. The next eight (8) installments (May through December 2005) shall each be in the amount of $12,500. AEIS will invoice Schoolpop monthly and each invoice is payable by the month end of the respective invoice.”

Section 3, Inventory and Forecasting, is hereby amended by adding a new subsection as follows:

“o.

Effective March 2, 2005, Schoolpop shall effectively manage and deplete its current inventory of Encompass Bundles, Fill it Up Cards, and Be My Guest Cards in accordance with the Card Life requirement in Section 3.b of this Agreement, and shall cease ordering such products. Further, Schoolpop may only order Persona Select Cards for resale throughout the term of this Agreement, unless otherwise agreed to in writing.”

Exhibit 2, Schoolpop Card Pricing, is hereby amended by replacing all products and pricing listed with the following:

“Persona Select 8% off face”

The terms of the Agreement are hereby amended and modified by the terms and conditions of this Amendment, which shall supersede and prevail over any conflicting terms and conditions set forth in the Agreement. Except as specifically set forth herein (or as set forth in any other written amendments which may be entered into between the parties), all of the terms and conditions of the Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment to the Program Agreement as of the date set forth below.

SCHOOLPOP, INC.		AMERICAN EXPRESS INCENTIVE SERVICES, L.L.C.

By:	/s/ PAUL ROBINSON	By:	/s/ SHEREE HERR

Name: Paul Robinson		Name: Sheree Herr

Title: Chief Executive Officer		Title: VP, Legal Management

Address: 3885 Crestwood Parkway		Date: 4/5/05

Suite 550, Duluth, GA 30096

Date: 4/5/05